Exhibit 99.2
AMENDMENT NO. 1
TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
CSC HOLDINGS, LLC
     Amendment, dated as of February 9, 2010, to Limited Liability Company Agreement of CSC Holdings, LLC (“LLC”), dated as of November 10, 2009 (the “LLC Agreement”).
     WHEREAS, Cablevision Systems Corporation, a Delaware corporation, is the sole member of LLC;
     WHEREAS, Cablevision desires to amend the LLC Agreement as set forth herein; and
     NOW, THEREFORE, the LLC Agreement shall be amended as follows:
          Section 1. Section 2.4.7 of the LLC Agreement is amended by deleting the current provision in its entirety.
          Section 2. Section 2.4.8 of the LLC Agreement is amended to change the section number thereof from “2.4.8” to “2.4.7”.
          Section 3. Except as provided in Sections 1 and 2 of this Amendment, the LLC Agreement shall remain in full force and effect and shall not be affected by this Amendment.
          Section 4. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Limited Liability Company Act (the “Delaware Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Amendment shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Amendment or the LLC Agreement. In that case, this Amendment shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Amendment shall be construed to omit such invalid or unenforceable provision.

     IN WITNESS WHEREOF, the undersigned, as the sole member of LLC, has hereunto set its hand as of the day and year first above written.

CABLEVISION SYSTEMS CORPORATION, as sole Member
By:	/s/ Victoria D. Salhus
	Name:	Victoria D. Salhus
	Title:	Senior Vice President, Deputy General Counsel and Secretary